                               EXHIBIT 11
                     COMPUTATION OF LOSS PER SHARE
           FOR THE NINE MONTHS ENDED MARCH 31, 1999 AND 1998

                                                   1998                  1997
                                                   ----                  ----
Net loss                                      $ (10,152,752)        $ (4,315,726)

Deduct:

  Accretion, discount and dividends on
      preferred stock                                    --           (3,449,805)
                                              --------------        ------------

Net loss applicable to common shareholders     $ (10,152,752)       $ (7,765,531)
                                              --------------        ------------
                                              --------------        ------------

Weighted average number of common
  shares outstanding                               7,212,230           2,826,135
                                              --------------        ------------
                                              --------------        ------------

Basic loss per share                                 $ (1.41)            $ (2.75)
                                              --------------        ------------
                                              --------------        ------------

Weighted average number of common
  shares outstanding                               7,212,230           2,826,135

Common share equivalents applicable to:

   Warrants - Class A                                                    411,127

   Warrants - Class B                                                    493,983

   Warrants - Class C                                  9,067              16,567

   Warrants - Other                                1,087,083             903,750

   Stock options                                     689,092           1,156,016


Less common stock acquired with net proceeds      (1,785,242)         (2,981,443)
                                              --------------        ------------

Weighted average number of common shares and
common share equivalents used to compute
diluted loss per share                             7,212,230           2,826,135
                                              --------------        ------------
                                              --------------        ------------

Diluted loss per share                               $ (1.41)            $ (1.53)
                                              --------------        ------------
                                              --------------        ------------


                               EXHIBIT 11
                     COMPUTATION OF LOSS PER SHARE
             FOR THE QUARTERS ENDED MARCH 31, 1999 AND 1998


                                                   1999                  1998
                                                   ----                  ----
Net loss                                        $ (2,869,641)        $ (2,181,442)

Deduct:
  Accretion, discount and dividends on
    preferred stock                                       --           (1,673,608)
                                              --------------         ------------

Net loss applicable to common shareholders      $ (2,869,641)        $ (3,855,050)
                                              --------------         ------------
                                              --------------         ------------

Weighted average number of common
  shares outstanding                               7,768,587            4,155,163

Basic loss per share                                 $ (0.37)             $ (0.93)
                                              --------------         ------------
                                              --------------         ------------
Weighted average number of common
  shares outstanding                               7,768,587            4,155,163

Common share equivalents applicable to:

   Warrants - Class A                                                     411,127

   Warrants - Class B                                                     493,983

   Warrants - Class C                                  9,067               16,567

   Warrants - Other                                1,087,083              903,750

   Stock options                                     689,092            1,156,016

Less common stock acquired with net proceeds      (1,785,242)          (2,981,443)
                                              --------------         ------------

Weighted average number of common shares and
common share equivalents used to compute
diluted loss per share                             7,768,587            4,155,163
                                              --------------         ------------
                                              --------------         ------------

Diluted loss per share                               $ (0.37)             $ (0.52)
                                              --------------         ------------
                                              --------------         ------------
